Exhibit 99.1

RenovaCare Appoints Founding Director of BARDA
Dr. Robin A. Robinson to Chief Scientific Officer

Roseland, NJ – May 26th, 2020 - RenovaCare, Inc. (Symbol: RCAR; www.renovacareinc.com), developer of patented technologies for spraying self-donated stem cells for the regeneration of skin and other organs and tissues, today announced that its Vice President, Scientific Affairs, Dr. Robin A. Robinson will now serve in a new and expanded full-time role as the Company’s Chief Scientific Officer. Prior to joining RenovaCare, Dr. Robinson served as founding Director of the Biomedical Advanced Research and Development Authority (BARDA) that leads development and stockpiling of medical countermeasures for national preparedness and response to man-made threats, pandemic influenza, and emerging infectious agents.

Dr. Robin A. Robinson Chief Scientific Officer RenovaCare, Inc.

“With Dr. Robinson now full time at the helm of our science, research and development programs, along with the support of our scientific and engineering teams, we continue enhancing our capabilities and uncovering cell-spray breakthroughs to enable first-in-class regenerative therapies,” stated Mr. Alan L. Rubino, CEO & President of RenovaCare, Inc.

Dr. Robinson joins the executive management team and is responsible for setting the scientific strategy and priorities and leading R&D at RenovaCare. He will also interface with the intellectual property group for new products innovation and development, and with the Company’s regulatory teams to advance its FDA submission pathway. Dr. Robinson will additionally Chair the RenovaCare Scientific Advisory Board.

“From the beginning, I’ve been impressed by the scientific integrity and therapeutic promise of RenovaCare innovative cell isolation and spray therapy technologies for burns and wounds. Looking ahead, the prospect of isolating multiple cell types from many tissues for ultra-gentle spray administration using our patented SkinGun™, unlocks compelling clinical indications that may extend far beyond the regeneration of skin,” stated Dr. Robin A. Robinson.

“Dr. Robinson brings us seasoned managerial capabilities along with extensive depth of knowledge and experience with tissue regeneration and cell-based therapies for thermal and radiation burns, deep tissue wounds, and diabetic ulcers. He is also a respected authority, with special insights into product development, regulatory affairs, and breakthrough biomedical technologies,” concluded Mr. Rubino.

Notably, during his prior tenure at BARDA Dr. Robinson concurrently served as Deputy Assistant Secretary, U.S. Department of Health and Human Services. He brought BARDA into prominence as one of the top 10 fully integrated R&D organizations worldwide supporting advanced development and acquisition of more than 240 drugs, vaccines, diagnostics, and medical devices by industry partners with 38 approved and licensed by the FDA during his 12-year tenure. He led the nation’s medical countermeasure efforts against the avian influenza H5N1 threat (2004-2008), the H1N1 pandemic (2009), Ebola epidemic (2014), and Zika epidemic (2015). For these efforts, he was recognized in 2018 as one of the top 100 Champions for Change in medicine by the Medicine Maker.

During his tenure at BARDA, Dr. Robinson oversaw the support for development of many stem cell and other therapies for thermal and radiation burn wounds and acute radiation syndrome illnesses.

Prior to his appointment as RenovaCare Chief Scientific Officer, Dr. Robinson served as Vice President Scientific Affairs at the Company in a part-time consulting capacity since August 2019. As Chief Scientific Officer, Dr. Robinson joins the executive leadership team in a full time position, with substantially expanded research and development responsibilities at RenovaCare.

Over 70 patients with various types of second-degree burns have been treated on an experimental basis utilizing the technology underlying the Company’s SkinGun™ and CellMist™ System, which RenovaCare has developed as a potential alternative to skin grafting and other treatment options. Sprayed with a gentle mist of their own skin cells, many of these patients left the hospital within days, avoiding generally painful skin graft surgeries and potentially prolonged hospitalization.

About RenovaCare

RenovaCare, Inc. is developing first-of-its-kind autologous (self-donated) stem cell therapies for the regeneration of human organs. Its initial product under development targets the body’s largest organ, the skin. The company’s flagship technology, the CellMist™ System, uses its patented SkinGun™ to spray a liquid suspension of a patient’s stem cells – the CellMist™ Solution – onto wounds.

RenovaCare is developing its CellMist™ System as a promising new alternative for patients suffering from burns, chronic and acute wounds, and scars. In the US alone, this $45 billion market is greater than the spending on high-blood pressure management, cholesterol treatments, and back pain therapeutics.

RenovaCare products are currently in development. They are not available for sale in the United States. There is no assurance that the Company’s planned or filed submissions to the U.S. Food and Drug Administration will be accepted or cleared by the FDA.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although RenovaCare, Inc. (the “Company”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: the timing and success of clinical and preclinical studies of product candidates, the potential timing and success of the Company’s product programs through their individual product development and regulatory approval processes, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, obsolescence of the Company’s technologies, technical problems with the Company’s research, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, and other risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that the Company will be able to develop commercially viable products based on its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.